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                                                              EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 2-83616 on Form N-1A of our reports dated February 23, 2006, relating to the financial statements of MFS/Sun Life Series Trust appearing in the Annual Reports to shareholders for the year ended December 31, 2005, and to the references made to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, each of which is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP


Boston, Massachusetts
April 24, 2006